Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports First Quarter EXPAREL Revenues of $56.0 Million and First Quarter 2015 Financial Results

— EXPAREL® Net Sales up 63% from Prior Year Period —

— Conference Call Today at 9 a.m. ET —

PARSIPPANY, N.J., April 30, 2015 — Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updates on EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain in the United States and announced consolidated financial results for the first quarter ended March 31, 2015.

“With just a two percent market share of the approximately 42 million addressable procedures for the current infiltration indication, we remain confident in the long-term outlook for EXPAREL,” said Dave Stack, president, chief executive officer and chairman of Pacira. “We believe EXPAREL provides a non-opioid alternative for pain management in the midst of the opioid abuse epidemic, in which millions of Americans become long-term users every year after being introduced to opioids in the acute care postsurgical environment. We look forward to continuing our steady commercial efforts in 2015 for this important product, and are looking toward expanding the base business by working with the FDA to achieve approval for a nerve block indication and by moving forward with a Phase 3 clinical trial for the oral surgery indication for EXPAREL.”

Recent Developments

•                  Complete Response Letter: In March, Pacira announced receipt of a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) following a review of its supplemental New Drug Application (sNDA) for the use of EXPAREL in nerve block to provide postsurgical analgesia.

•                  Studies Continue to Demonstrate Health Economic Benefits of Using EXPAREL in Knee and Hip Surgeries: An analysis of 2,248 patients undergoing total hip and knee replacement surgery was presented at the American Academy of Orthopedic Surgeons (AAOS) annual meeting. Patients receiving periarticular injections (PAI) of EXPAREL vs. PAI of bupivacaine HCl, with or without ketorolac, and morphine reported significantly lower pain scores, were more likely to report “zero pain” during their hospital stay, experienced improved satisfaction and were associated with an average cost savings of $1,246 per patient (approximately $1.5 million in overall hospital savings).

•                  Data Shows Significant Reductions in Opioid Consumption in TAP infiltration procedures: Study results evaluating patients who received either bupivacaine HCl or EXPAREL infiltrated into the transversus abdominis plane (TAP) following robotic assisted hysterectomy were presented at the annual meeting of the International Anesthesia Research Society (IARS). According to the data, EXPAREL patients experienced significantly decreased opioid intake, reduced incidence of nausea and vomiting and lower maximal pain intensity at the time points assessed (0-24 hours, 24-48 hours and 48-72 hours).

•                  Subpoena: In April, Pacira announced that it received a subpoena from the U.S. Department of Justice, U.S. Attorney’s Office for the District of New Jersey, requiring the production of a broad range of documents pertaining to marketing and promotional practices related to the product EXPAREL. Pacira intends to cooperate with the government’s investigation.

First Quarter 2015 Financial Results

•                  EXPAREL net product revenues were $56.0 million in the first quarter of 2015, compared to $34.4 million in the first quarter of 2014.

•                  Total revenues were $58.3 million in the first quarter of 2015, compared to $36.7 million in the first quarter of 2014.

•                  Total operating expenses were $55.0 million in the first quarter of 2015, compared to $45.9 million in the first quarter of 2014.

•                  GAAP net income was $1.3 million, or $0.03 per share (basic and diluted), in the first quarter of 2015, compared to a GAAP net loss of ($11.5) million, or ($0.34) per share (basic and diluted), in the first quarter of 2014.

•                  Non-GAAP net income was $9.8 million, or $0.27 per share (basic) and $0.23 per share (diluted), in the first quarter of 2015, compared to a non-GAAP net loss of ($6.5) million, or ($0.19) per share (basic and diluted), in the first quarter of 2014.

•                  Pacira ended the first quarter of 2015 with cash and cash equivalents, short-term investments and long-term investments (“cash”) of $174.8 million.

•                  Pacira had 36.2 million basic and 41.8 million diluted weighted average shares of common stock outstanding in the first quarter of 2015.

2015 Outlook

Given the current lack of visibility on EXPAREL sales resulting from the combined impact of recent regulatory developments and the government investigation, Pacira is suspending full year 2015 guidance for EXPAREL revenues and non-GAAP product gross margins.

Excluding stock-based compensation, Pacira expects the following non-GAAP operating expenses for 2015:

•                  Research and development (R&D) expense of $25 million to $30 million.

•                  Selling, general and administrative (SG&A) expense of $115 million to $125 million.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, April 30, 2015, at 9 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 83470502.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 83470502. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), non-GAAP net income (loss), because such measures exclude stock-based compensation and amortization of debt discount. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP net income (loss) measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See a reconciliation of non-GAAP net income (loss) to GAAP net loss below.

The range of R&D and SG&A expenditure outlook for 2015 are non-GAAP financial measures because they exclude stock-based compensation charges. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP financial measures are also unlikely to be comparable with non-GAAP disclosures released by other companies.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, including statements about expected non-GAAP operating expenses, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications, including nerve block, oral surgery and chronic pain, as well as pediatrics; the related timing and success of a United States Food and Drug Administration supplemental New Drug Application; the adverse effects and impacts of FDA warning letters; the outcome of the U.S. Department of Justice inquiry; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical studies in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Company Contact:

Pacira Pharmaceuticals, Inc.

Jessica Cho, (973) 254-3574

Media Contact:

Pure Communications, Inc.

Susan Heins, (864) 286-9597

(Tables Follow)

Pacira Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents, restricted cash and short-term investments	$154,886	$158,167
Accounts receivable, net	24,511	22,366
Inventories, net	36,264	29,263
Prepaid expenses and other current assets	4,089	4,461
Total current assets	219,750	214,257
Long-term investments	19,938	24,431
Fixed assets, net	67,206	60,632
Goodwill	25,381	23,761
Intangibles, net	323	403
Other assets	2,432	2,588
Total assets	$335,030	$326,072
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,565	$6,758
Accrued expenses	25,296	28,311
Convertible senior notes (*)	104,135	103,100
Current portion of royalty interest obligation	—	276
Current portion of deferred revenue	1,426	1,426
Income taxes payable	31	139
Total current liabilities	136,453	140,010
Deferred revenue	9,152	9,508
Other liabilities	5,404	5,409
Total stockholders’ equity	184,021	171,145
Total liabilities and stockholders’ equity	$335,030	$326,072

( * ) The convertible senior notes are contractually due in 2019. However, because of certain conditions that were met during the three months ended March 31, 2015, the note holders can convert any time during the quarter ended June 30, 2015.

Pacira Pharmaceuticals, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
EXPAREL net product sales	$55,951	$34,401
DepoCyt(e) net product sales	1,135	1,341
Collaborative licensing and development revenue	356	252
Royalty revenue	874	668
Total revenues	58,316	36,662

Operating expenses:
Cost of goods sold	17,580	18,127
Research and development	5,967	5,204
Selling, general and administrative	31,428	22,589
Total operating expenses	54,975	45,920
Income (loss) from operations	3,341	(9,258)

Other (expense) income:
Interest income	155	42
Interest expense	(1,996)	(2,107)
Royalty interest obligation	(71)	(120)
Other, net	(117)	(34)
Total other expense, net	(2,029)	(2,219)
Income (loss) before income taxes	1,312	(11,477)
Income tax expense	(52)	—
Net income (loss)	$1,260	$(11,477)
Net income (loss) per share:
Basic and diluted net income (loss) per common share	$0.03	$(0.34)
Weighted average common shares outstanding:
Basic	36,235	33,711
Diluted	41,779	33,711

Pacira Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

GAAP net income (loss)	$1,260	$(11,477)

Non-GAAP adjustments:
Stock-based compensation	7,517	3,975
Non-cash debt discount amortization	1,035	1,035
Total Non-GAAP adjustments	8,552	5,010

Non-GAAP net income (loss)	$9,812	$(6,467)

GAAP basic and diluted net income (loss) per common share	$0.03	$(0.34)

Non-GAAP basic net income (loss) per common share	$0.27	$(0.19)
Non-GAAP diluted net income (loss) per common share	$0.23	$(0.19)

Weighted average common shares outstanding - basic	36,235	33,711
Weighted average common shares outstanding - diluted	41,779	33,711

Cost of goods sold reconciliation:
GAAP cost of goods sold	$17,580	$18,127
Stock-based compensation expense	(1,103)	(494)
Non-GAAP cost of goods sold	$16,477	$17,633

Research and development reconciliation:
GAAP research and development	$5,967	$5,204
Stock-based compensation expense	(1,510)	(1,577)
Non-GAAP research and development	$4,457	$3,627

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$31,428	$22,589
Stock-based compensation expense	(4,904)	(1,904)
Non-GAAP selling, general and administrative	$26,524	$20,685